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                                                                   EXHIBIT 10.47

                                 PROMISSORY NOTE

US$ $1,800,000.00                                              February 15, 2001


                                    ARTICLE I
                               PAYMENT OBLIGATION

         FOR VALUE RECEIVED, the undersigned The UniMark Group, Inc., a Texas corporation ("Maker"), promises to pay to the order of M&M Nominee, LLP ("Payee"), the sum of One Million Eight Hundred Thousand Dollars (US $1,800,000.00), together with interest on the unpaid principal balance from time to time outstanding at a rate per annum equal to twelve percent (12%). The principal of and accrued interest on this Note shall be due and payable in lawful money of the United States on the earlier of (a) July 31, 2001 or (b) a Qualified Equity Financing (as defined below). As used herein a "Qualified Equity Financing" shall mean the sale by Maker of equity securities or debt securities, which may be convertible into equity securities of Maker, with net proceeds to Maker in amount equal to the outstanding principal amount of this Note.

         Maker shall have the right to prepay the principal of this Note in full or in part at any time and from time to time without premium or penalty, provided, however, that accrued interest shall be due and payable contemporaneously with such prepayment of principal.

                                   ARTICLE II
                              AFFIRMATIVE COVENANTS

         So long as any of the principal of and accrued interest of this Note is outstanding, or until the Payee consents to the contrary and the Maker receives prior written approval to the contrary from the Payee, Maker will comply, or cause compliance, with each of the following covenants:

         1. QUALIFIED EQUITY FINANCING V.3 USE OF PROCEEDS. Maker will pursue a Qualified Equity Financing as soon as practical and to use the net proceeds from such financing to immediately prepay the principal of, and accrued interest under, of this Note in full.

         2. LIMITATION ON SENIOR INDEBTEDNESS V.3 USE OF PROCEEDS. Maker will not incur any indebtedness senior in right of payment to the prior payment in full in cash of the outstanding principal of and accrued interest on the Note, except for (a) indebtedness of the Maker owed on the date hereof and interest accruing thereon or (b) to provide working capital necessary for the proper conduct of the Maker's business.

                                   ARTICLE III
                                EVENTS OF DEFAULT

         The following shall constitute Events of Default ("Event(s) of Default"):

         1. default in making due and punctual payment of the principal of the Note, or any interest accrued thereon, when and as such payment shall become due and payable, whether at maturity or by acceleration or otherwise if such payment is not made within five (5) days of written notice received by Maker specifying such default;

         2.       the failure by Maker to comply with the covenants set forth in
                  Article II of this Note; or

         3.       the sale by Maker of all or substantially all of its assets;
                  or

         4. the filing by Maker of a petition instituting any state or federal insolvency, bankruptcy, reorganization, arrangement, composition, or other debtor relief proceeding or the petition of or application to any tribunal for a receiver or trustee for itself or for any substantial part of any of its property.



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         If an Event of Default occurs, then and in any such case Payee may declare the outstanding principal amount of the Note to be due and payable immediately, upon written notice to Maker and, upon any such declaration, the outstanding principal amount of the Note, and the interest accrued thereon, together with all costs of collection, including reasonable attorneys' fees if collected by law or through an attorney at law, shall immediately become due and payable.

                                   ARTICLE IV
                                     GENERAL

1. NOTICES. Any notice or demand given hereunder by the holder hereof must be in writing to be effective and shall be deemed to have been given and received (a) when actually delivered to the address of the party to be notified if delivered in person, or (b) if mailed, on the earlier of the date actually delivered to the address of the party to be notified or (whether ever so delivered or not) on the third Business Day (hereinafter defined) after it is enclosed in an envelope, addressed to the party to be notified, properly stamped, sealed, and deposited in the United States mail, certified mail, return receipt requested. As used herein, "Business Day" means every day other than a Saturday, Sunday, or legal holiday in Dallas, Texas.

2. RENOUNCIATION. Maker hereby renounces to any presentation of this promissory note and to any notice or refusal, protest or notice of protest and to delay of grace.

3. BINDING ARBITRATION. The parties hereto agree that any dispute pertaining to this Note and the transactions contemplated hereby must be submitted to the American Arbitration Association in Dallas, Texas for binding arbitration.

         IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first above written.


MAKER:

THE UNIMARK GROUP, INC.

By:    /s/ David E. Ziegler
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Name:  David E. Ziegler
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Title: Chief Financial Officer
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